UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 7, 2006

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on December 7, 2006 (the “Meeting”), the Board of Directors (the “Board”) of NCI Building Systems, Inc. (“NCI”) took the following actions:

(c) Election of Certain Officers.

The Board elected Kelly R. Ginn (“Mr. Ginn”), age 45, to the office of Executive Vice President of Operations of NCI. Mr. Ginn had served as President and Chief Operating Officer of the Metal Components Division of NCI since October 2000. Mr. Ginn served as Vice President, Manufacturing of the Metal Components Division from May 1998 until October 2000. Before joining NCI in 1998, Mr. Ginn served as Vice President of Manufacturing of MBCI for over seven years. Mr. Ginn has over 26 years of experience in the metal building and components industry. Mr. Ginn is the son of A.R. Ginn, the Chairman of the Board.

The Board also elected Charles W. Dickinson (“Mr. Dickinson”), age 55, to the office of President and Chief Executive Officer of NCI’s Metal Components Division. Mr. Dickinson had served as Executive Vice President, Sales of the Metal Components Division and President of ABC Division since October 2000. Mr. Dickinson served as NCI’s Vice President, Sales of the Metal Components Division from May 1998 until October 2000. Before joining NCI in 1998, Mr. Dickinson served as Vice President of Sales of MBCI for over ten years. Mr. Dickinson has over 26 years of experience in the metal building and components industry.

(e) Material Compensatory Plan, Contract or Arrangement.

Amendment and Restatement of 2003 Long-Term Stock Incentive Plan.

The Board approved amending and restating NCI’s 2003 Long-Term Stock Incentive Plan (as amended and restated, the “2003 Plan”) to provide for the award of restricted stock units. The terms of the 2003 Plan, a copy of which is being filed as Exhibit 10.1 to this Report, are hereby incorporated by reference into this Item 5.02(e).

Amended and Restated Forms of Restricted Stock Award Agreements.

The Board approved additional forms of Restricted Stock Agreements for Executive Officers and Key Employees relating to the 2003 Plan. The additional forms, among other things, facilitate electronic distribution of restricted stock awards. The terms of the additional forms of Restricted Stock Agreements relating to the 2003 Plan, copies of which are being filed as Exhibits 10.2 and 10.3 to this Report, are hereby incorporated by reference into this Item 5.02(e).

Form of Restricted Stock Unit Agreement.

The Board approved a form of Restricted Stock Unit Agreement relating to the 2003 Plan. The terms of the form of the Restricted Stock Unit Agreement relating to the 2003 Plan, a copy of which is being filed as Exhibit 10.4 to this Report, are hereby incorporated by reference into this Item 5.02(e).

2

Amendment of Bonus Program.

The Board approved an amendment to NCI’s Bonus Program (the “Program”). The Program was amended to increase the threshold level of return on assets used in the bonus calculation from 14% to 16%.

Executive Compensation.

The Board approved increases in base salary for certain of the Company’s executive officers to the following amounts for fiscal 2007:

Norman C. Chambers	$700,000
Kelly Ginn	$315,000
Kenneth Maddox	$280,000
Frances Powell	$320,000

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Meeting, the Board adopted a resolution amending and restating NCI’s Bylaws (as amended and restated, the “Bylaws”) to reflect changes in the technologies used to perform ministerial tasks and to permit electronic communication and storage.

Descriptions of the provisions adopted or changed and, if applicable, the previous provision are provided below. These descriptions are summaries and are qualified in their entirety by the Bylaws filed herewith as Exhibit 10.5, the text of which is incorporated by reference in this Section 5.03.

Electronic Notices, Waivers, Consents and Resignations. Provisions were changed to allow notice to be given electronically for all meetings of stockholders, special meetings of the Board, and as otherwise required. Notice by electronic delivery will be deemed given when dispatched, and any person entitled to notice may waive it by electronic transmission. The members of the Board may consent to any action without a meeting by electronic transmission. The members of the Board may also consent to any action without a meeting by electronic transmission or transmissions, and any director or officer may resign by electronic transmission to NCI.

Previously, NCI’s Bylaws did not provide for electronic notices, waivers, consents and resignations and provided for notice and waiver using obsolete methods of transmittal (e.g., telegraph, telex and cable). The new provisions eliminate references to these technologies.

Electronic Transmittal and Storage. Provisions were similarly changed to allow the minutes of proceedings of the Board or any committee thereof, as well as any records kept by NCI in the regular course of its business, to be stored in electronic form. Provisions were also added to provide for such records and filings to be stored in electronic form.

3

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan.

10.2	Form of Restricted Stock Award Agreement for Senior Executive Officers (Electronic).

10.3	Form of Restricted Stock Award Agreement for Key Employees.

10.4	Form of Restricted Stock Unit Agreement.

10.5	Amended and Restated Bylaws of NCI Building Systems, Inc.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Frances Powell
Name:	Frances Powell
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

Dated: December 12, 2006

5